Exhibit 99.1

Insulet Reports Second Quarter 2021 Revenue Increase of 16%
Year-Over-Year

ACTON, MA - August 5, 2021 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months ended June 30, 2021.

Second Quarter Financial Highlights:

•Second quarter 2021 revenue of $263.2 million, up 16.3%, or 12.5% in constant currency1, compared to $226.3 million in the prior year, within the guidance range of 10% to 14% on a constant currency basis
◦Total Omnipod revenue of $242.1 million, an increase of 19.9%, or 15.6% in constant currency
◦U.S. Omnipod revenue of $150.5 million, an increase of 16.8%
◦International Omnipod revenue of $91.6 million, an increase of 25.1%, or 13.4% in constant currency
◦Drug Delivery revenue of $21.1 million, a decrease of 13.2%
•Gross margin of 69.4%, up 640 basis points
•Operating income of $26.3 million, or 10.0% of revenue, compared to $27.5 million, or 12.2% of revenue, in the prior year
•Net loss of $25.0 million, or $(0.37) per diluted share (includes a loss on extinguishment of debt of $40.1 million related to the Company's repurchase of convertible notes), compared to net income of $14.4 million, or $0.22 per diluted share, in the prior year
•Adjusted EBITDA1 of $52.3 million, or 19.9% of revenue, compared to $44.2 million, or 19.5% of revenue, in the prior year

Recent Strategic Highlights:

•Presented data at the ATTD and ADA 2021 diabetes conferences demonstrating:
◦The Omnipod 5 Automated Insulin Delivery System significantly improved time in range and reduced HbA1c levels, while time in hypoglycemia remained low, in individuals ages 2 to 70 years with type 1 diabetes
◦Improved quality of life measures, strong product usability scores and increased satisfaction rates for those using Omnipod 5
◦Significant reductions in HbA1c levels and total daily dose of insulin (18%) for people living with type 1 (~13,000 participants), while using either Omnipod DASH® or Omnipod; this is in addition to the real-world data previously published demonstrating a 32% reduction in total daily dose of insulin for people living with type 2 diabetes (~3,600 participants using Omnipod)
•Published Omnipod 5 pivotal data results in Diabetes Care2 that demonstrated Omnipod 5 was safe and performed well in children and adults with type 1 diabetes during three months in free-living conditions
•Achieved record second quarter U.S. and Total Omnipod new customer starts
•Broadened direct-to-consumer advertising campaigns within the United States and Europe

“We’ve reached the midpoint of the year and remain on track to deliver another year of double-digit revenue growth, including meaningful acceleration in the second half of the year. We continue to advance our strategic imperatives and have sustained momentum across our business,” said Shacey Petrovic, President and Chief Executive Officer. “The compelling clinical data we recently shared speaks to the power of our Omnipod product platform and its ability to deliver improved outcomes and quality of life for people of all ages. We are incredibly
1 See description of non-GAAP financial measures contained in this release.
2 Diabetes Care - Multicenter Trial of a Tubeless, On-Body Automated Insulin Delivery System with Customizable Glycemic Targets in Pediatric and Adult Participants with Type 1 Diabetes; Sue A. Brown, Gregory P. Forlenza, Bruce W. Bode, Jordan E. Pinsker, Carol J. Levy, Amy B. Criego, David W. Hansen, Irl B. Hirsch, Anders L. Carlson, Richard M. Bergenstal, Jennifer L. Sherr, Sanjeev N. Mehta, Lori M. Laffel, Viral N. Shah, Anuj Bhargava, Ruth S. Weinstock, Sarah A. MacLeish, Daniel J. DeSalvo, Thomas C. Jones, Grazia Aleppo, Bruce A. Buckingham, Trang T. Ly.

excited about the upcoming launch of Omnipod 5 and the tremendous value our new offering will provide people living with diabetes.”

2021 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2021, the Company is reaffirming its revenue guidance range of 16% to 20%. Revenue growth ranges by product line are:
◦Total Omnipod of 18% to 21%
◦U.S. Omnipod of 22% to 25%
◦International Omnipod of 11% to 15%
◦Drug Delivery of (11)% to 4%

•For the quarter ending September 30, 2021, the Company expects revenue growth of 11% to 18%. Revenue growth ranges by product line are:
◦Total Omnipod of 17% to 23%
◦U.S. Omnipod of 23% to 28%
◦International Omnipod of 8% to 14%
◦Drug Delivery of (40)% to (28)%

Operating Margin Guidance:

For the year ending December 31, 2021, the Company is reaffirming its expectations of operating margin in the low double digits range.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on August 5, 2021 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The call may also be accessed by dialing (844) 831-3022 for domestic callers or (315) 625-6887 for international callers, passcode 1592280.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted EBITDA, which represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation and other significant unusual items, as applicable; and Adjusted EBITDA as a percentage of revenue. Insulet presents these non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s operating performance, and the Company believes that they are helpful to investors, and other interested parties as measures of comparative operating performance from period to period. They also are commonly used measures in determining business value and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from a similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

The 2021 financial results contained in this news release are subject to finalization in connection with the preparation of the Company’s Form 10-Q for the quarter ended June 30, 2021. This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Insulet’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with public health crises and pandemics, such as the COVID-19 global pandemic, including the duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, or on the Company’s ability to execute business continuity plans; the Company’s dependence on its principal product platform, the Omnipod System; the Company’s ability to design, develop, manufacture and commercialize future products; Insulet’s ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain key suppliers and/or supplier pricing discounts and achieve satisfactory gross margins; international business risks, including regulatory, commercial and logistics risks associated with the Company selling its products in Europe due to the separation of the United Kingdom from the European Union (Brexit); Insulet’s inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products; failure to retain key payor partners and their members; adverse effects resulting from competition; technological change and product innovation adversely affecting the Company’s business; changes to or termination of Insulet’s license to incorporate a blood glucose meter into the Omnipod System or its inability to enter into new license or other agreements with respect to the Omnipod System’s current or future features; challenges to the future development of our non-insulin drug delivery product line; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet’s current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of Insulet’s contract manufacturers or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; potential adverse impacts resulting from a recall, or discovery of serious safety issues, of the Omnipod System; the potential violation of the U.S. Foreign Corrupt Practices Act or any other federal, state or foreign anti-bribery/anti-corruption laws or laws prohibiting “kickbacks” or protecting the confidentiality of health information or other protected personal information, or any challenge to or investigation into Insulet’s practices under these laws; product liability and other lawsuits that may be brought against Insulet, including stemming from off-label use of its product; breaches or failures of its product or information technology systems, including by cyber-attack; reduced retention rates of the Company’s customer base; unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of Insulet’s competitors; future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System; the concentration of Insulet’s manufacturing operations and storage of inventory in a limited number of locations; Insulet’s ability to attract and retain personnel; Insulet’s ability to scale its business to support revenue growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet’s ability to generate sufficient cash to service all of its indebtedness or raise additional funds on acceptable terms or at all; the expansion of Insulet’s distribution network; the volatility of the trading price of Insulet’s common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet’s ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (“SEC”) on February 24, 2021 in the section entitled “Risk Factors,” and in its other filings from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

©2021 Insulet Corporation. Omnipod, Omnipod DASH, and Omnipod 5 are registered trademarks of Insulet Corporation in the United States of America and other various jurisdictions. All rights reserved.

Investor Relations Contact:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media Contact:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions, except per share data)	2021	2020	2021	2020
Revenue	$263.2	$226.3	$515.5	$424.3
Cost of revenue	80.5	83.8	165.3	154.9
Gross profit	182.7	142.5	350.2	269.4
Research and development expenses	40.1	34.2	80.8	69.7
Selling, general and administrative expenses	116.3	80.8	226.8	164.7
Operating income	26.3	27.5	42.6	35.0
Interest expense, net	(16.4)	(11.1)	(29.8)	(21.2)
Loss on extinguishment of debt	(40.1)	—	(40.1)	—
Other income (expense), net	1.8	1.0	(0.8)	1.0
(Loss) income before income taxes	(28.4)	17.4	(28.1)	14.8
Income tax benefit (expense)	3.4	(3.0)	3.1	(2.5)
Net (loss) income	$(25.0)	$14.4	$(25.0)	$12.3

Net (loss) income per share:
Basic	$(0.37)	$0.22	$(0.38)	$0.19
Diluted	$(0.37)	$0.22	$(0.38)	$0.19
Weighted-average number of common shares outstanding (in thousands):
Basic	66,696	64,371	66,406	63,627
Diluted	66,696	65,579	66,406	64,970

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	June 30, 2021	December 31, 2020
ASSETS
Cash, cash equivalents and short-term investments	$872.1	$947.6
Accounts receivable, net	100.3	83.8
Inventories	197.8	154.3
Prepaid expenses and other current assets	82.7	63.0
Total current assets	1,252.9	1,248.7
Property, plant and equipment, net	505.5	478.7
Goodwill and other intangible assets, net	73.3	68.5
Other assets	92.0	77.0
Total assets	$1,923.7	$1,872.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$49.3	$54.1
Accrued expenses and other current liabilities	164.0	153.7
Total current liabilities	213.3	207.8
Long-term debt, net	1,235.2	1,043.7
Other liabilities	16.1	17.8
Total liabilities	1,464.6	1,269.3
Stockholders’ Equity	459.1	603.6
Total liabilities and stockholders’ equity	$1,923.7	$1,872.9

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended June 30,
(dollars in millions)	2021	2020	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$150.5	$128.8	16.8%	—%	16.8%
International Omnipod	91.6	73.2	25.1%	11.7%	13.4%
Total Omnipod	242.1	202.0	19.9%	4.3%	15.6%
Drug Delivery	21.1	24.3	(13.2)%	—%	(13.2)%
Total	$263.2	$226.3	16.3%	3.8%	12.5%

	Six Months Ended June 30,
(dollars in millions)	2021	2020	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$293.8	$245.4	19.7%	—%	19.7%
International Omnipod	181.5	146.3	24.1%	10.7%	13.4%
Total Omnipod	475.3	391.7	21.3%	4.0%	17.3%
Drug Delivery	40.2	32.6	23.3%	—%	23.3%
Total	$515.5	$424.3	21.5%	3.7%	17.8%

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
ADJUSTED EBITDA

	Three Months Ended June 30,
	2021		2020
(dollars in millions)	Amount	Percent of Revenue	Amount	Percent of Revenue
Net (loss) income	$(25.0)	(9.5)%	$14.4	6.4%
Interest expense, net	16.4		11.1
Income tax (benefit) expense	(3.4)		3.0
Depreciation and amortization	15.2		9.9
Stock-based compensation expense	9.0		5.8
Loss on extinguishment of debt	40.1		—
Adjusted EBITDA	$52.3	19.9%	$44.2	19.5%

	Six Months Ended June 30,
	2021		2020
(dollars in millions)	Amount	Percent of Revenue	Amount	Percent of Revenue
Net (loss) income	$(25.0)	(4.8)%	$12.3	2.9%
Interest expense, net	29.8		21.2
Income tax (benefit) expense	(3.1)		2.5
Depreciation and amortization	28.0		18.8
Stock-based compensation expense	17.6		13.7
Loss on extinguishment of debt	40.1		—
Adjusted EBITDA	$87.4	17.0%	$68.5	16.1%

INSULET CORPORATION
REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

	Year Ending December 31, 2021
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	22%	—%	22%	25%	—%	25%
International Omnipod	18%	7%	11%	22%	7%	15%
Total Omnipod	20%	2%	18%	24%	3%	21%
Drug Delivery	(11)%	—%	(11)%	4%	—%	4%
Total	18%	2%	16%	22%	2%	20%

	Three Months Ended September 30, 2021
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	23%	—%	23%	28%	—%	28%
International Omnipod	11%	3%	8%	18%	4%	14%
Total Omnipod	18%	1%	17%	25%	2%	23%
Drug Delivery	(40)%	—%	(40)%	(28)%	—%	(28)%
Total	12%	1%	11%	20%	2%	18%